INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of [____], 2008 by and between Navios Maritime Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).

WHEREAS, the Company’s registration statement on Form F-1, No. 333-[____] (the “Registration Statement”), relating to the initial public offering of its securities (the “IPO”) has been declared effective as of the date hereof (the “Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement);

WHEREAS, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. (the “Representatives”) are acting as the representatives of the underwriters in the IPO;

WHEREAS, subject to adjustment in the event the Company’s existing shareholders purchase any additional shares in the IPO, as described in the Registration Statement, and in accordance with the Company’s amended and restated articles of incorporation, an aggregate of $218,925,000 (or $250,770,000, if the underwriters’ over-allotment option is exercised in full), which is comprised of (i) the net proceeds of the IPO (except as provided in the Registration Statement); (ii) $7,600,000 received by the Company in exchange for its securities issued pursuant to the private placement that will take place simultaneously with the closing of the IPO; and (iii) an additional $7,700,000 (or $8,855,000, if the underwriters’ over-allotment option is exercised in full) of the proceeds of the IPO, representing deferred underwriting discounts and commissions payable to the underwriters of the IPO under the underwriting agreement between the Company and the Representatives on behalf of the other underwriters named therein (the “Deferred Discount”), which the underwriters have agreed to deposit in the Trust Account (as defined below), will be delivered to the Trustee to be deposited and held in the Trust Account for the benefit of the Company, and the holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that form a part of the units of the Company’s securities issued in the IPO (the “Units”). The amount to be delivered to the Trustee will be referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders, the underwriters and the Company will be referred to collectively as the “Beneficiaries;” and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee;

(b) manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) in a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as determined by the Company;

(d) collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) notify the Company of all communications received by it with respect to any Property requiring action by the Company;

(f) supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Representatives to do so;

(h) render to the Company and such other person as the Company may instruct and the Representatives (at the Representatives’ request), monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(j) commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (the “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B hereto, signed on behalf of the Company by its President or Chairman of the Board and Secretary or Assistant Secretary or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the close of business on the “business day” that is the 24-month anniversary of the consummation of the IPO (or up to the 36-month anniversary, if an extension of the time period within which the Company’s initial business combination may be consummated has been approved by shareholders) (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and distributed to the designated paying agent for distribution to the shareholders of record on the Last Date. A business day shall be any day that is not a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York. In all cases, the Trustee shall provide the Representatives with a copy of any Termination Letter and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives same. The provisions of this Section 1(j) may not be modified, amended or deleted under any circumstances; and

(k) distribute, upon receipt of an Extension Notification Letter (as defined below), to the Public Shareholders who exercised their conversion rights in connection with an Extension (as defined below), an amount equal to the pro rata share of the Property relating to the shares of Common Stock for which such Public Shareholders have exercised conversion rights in connection with a vote of shareholders for an Extension.

2. Limited Distributions of Income from Trust Account.

 (a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall deliver to the Company for submission to the appropriate taxing authority a check made payable to the order of such taxing authority in the amount required to pay such taxes; provided, however, that in no event shall the aggregate amount of all checks issued to taxing authorities pursuant to this Section 2(a) exceed the income in respect of which such taxes are due and owing;

(b) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D, the Trustee shall distribute to the Company from interest earned on the Trust Account (net of income taxes payable thereon) the amount requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the aggregate amount of all such distributions shall not exceed $3,000,000, and the Company will not be allowed to withdraw interest income earned on the Trust Account unless there is sufficient funds available to pay the Company’s tax obligations that are or will be due on such interest income.

(c) The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i), (j) and (k) hereof.

3. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board or President or other officer authorized in writing by the Chairman of the Board or President, provided that any Termination Letter shall be given pursuant to the requirements of paragraph 1(j) hereof. In addition, except with respect to its duties under paragraphs 1(i), 1(j), 1(k), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction that it believes to be given in good faith by any one of the persons authorized by this paragraph to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand that in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 2 as set forth on Schedule A hereto, which fees shall be subject to modification by mutual agreement of the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from accumulated income at the time that disbursements are made to the Company pursuant to Section 2. The Company shall pay the Trustee the initial acceptance fee and first annual fee at the consummation of the IPO and the annual fee thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections, except to the extent it is distributed to the Company pursuant to Section 2); and

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination or an Extension, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes (which firm may be the Trustee) verifying the vote of the Company’s shareholders regarding such Business Combination or Extension.

(e) Within five business days after the vote of the Company’s shareholders regarding an Extension (as described in paragraph (d) above), provide the Trustee with a letter (an “Extension Notification Letter”) providing that (i) the Last Date has been extended (an “Extension”) to a date that is not more than 36 months after the consummation of the IPO, and (ii) instructions for the distribution of funds to Public Shareholders who exercised their conversion rights in connection with such Extension.

4. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with paragraph 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) Pay any taxes on behalf of the Trust Account (it being expressly understood that, subject to the provisions of Section 2(a), the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account); and

(j) Verify calculations, qualify or otherwise approve the Company’s requests for distributions pursuant to Section 1(j) above.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and, upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6. Miscellaneous.

(a) Notwithstanding any other provision of this Agreement, the Trustee confirms its understanding that the Company has established the Trust Account relating to the Units being sold in the IPO. The Trustee acknowledges that the Trust Account will exist for the benefit of the Company’s Public Shareholders and the monies from the Trust Account may only be disbursed upon the occurrence of certain events, as more fully described in the Prospectus, and the Trustee hereby waives any and all right, title, interest or claim of any kind in or to any distribution of any property held in the Trust Account that it or its affiliates may have now or in the future and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any claim of any kind against the Trust Account for any reason whatsoever, including in respect of the Company’s indemnification obligations set forth in this Agreement. The Trustee agrees that neither it nor any of its affiliates have or will have any right, title, interest or claim in or to the monies in the Trust Account.

(b) The Company and the Trustee each acknowledge that the Trustee will follow the procedures set forth in this paragraph with respect to funds transferred from the Trust Account. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The Company hereby appoints, without power of revocation, Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., with an office at 666 Third Avenue, New York, New York, 10017, Attention of Kenneth R. Koch, Esq., as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this letter agreement.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Section 1(j) (which may not be amended under any circumstances), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(e) It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer

    & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson and Frank DiPaolo

Fax No.: (212) 509-5150

if to the Company, to:

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

Attn: Angeliki Frangou, Chief Executive Officer and Chairman

Fax No.: (30) (210) 417-2070

in either case with copies to:

J.P. Morgan Securities Inc.

277 Park Avenue, 9th Floor

New York, New York 10017

Fax No.:

Attention: Equity Syndicate Desk

and

Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Fax No.:

Attention: Syndicate Manager

And with an additional copy to Deutsche Bank General Counsel at the same address.

and

Fried, Frank, Harris, Shriver & Jacobson, LLP

One New York Plaza

New York, New York 10004

Attn: Stuart Gelfond, Esq.

Fax No.: (212) 859-8589

(g) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(h) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(i) Each of the Company and the Trustee hereby acknowledge that each of the Representatives, on behalf of themselves and the other underwriters of the IPO, shall be deemed to be intended third party beneficiaries of this Agreement.

(j) It is the intention of the parties hereto that, for all relevant U.S. tax purposes, the Trust Account shall be treated as a mere security device, and the Company shall be treated as the beneficial owner of the Property and, accordingly, the Company agrees it will include all income from the Property in its income for all relevant U.S. tax purposes and each party hereto agrees to take no position inconsistent with such tax treatments.

(Remainder of page intentionally left blank. Signature page to follow.)

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

NAVIOS MARITIME ACQUISITION CORPORATION

By:
	Name:	Angeliki Frangou
	Title:	Chief Executive Officer and Chairman

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	$1,000
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$3,000
Transaction processing fee for disbursements to the Company under Section 2	Deduction by Trustee from accumulated income following disbursement made to the Company under Section 2	$ 250

EXHIBIT A

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

[Insert date]

Continental Stock Transfer

& Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson, Chairman

Re: Trust Account No. [•]

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Navios Maritime Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2008 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement (the “Business Agreement”) with [•] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used herein without definitions shall have the respective meanings assigned to such terms in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date.

On the Consummation Date, (a) the Company shall deliver to you written notification that the Business Combination has been consummated, and (b) the Company shall deliver to you a certificate which verifies the vote of the Company’s shareholders in connection with the Business Combination and (c) the Company and the Representatives shall deliver to you joint written instructions with respect to the transfer of the funds, including the Deferred Discount, held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the certificate referenced above and the Instruction Letter, (1) to the Representatives in an amount equal to the Deferred Discount as so directed by them and (2) the remainder in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will promptly notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then, upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Angeliki Frangou, Chief Executive Officer and Chairman
cc:	J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.

EXHIBIT B

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

[Insert date]

Continental Stock Transfer

    & Trust Company

17 Battery Place

New York, New York 10004

Attn: Steven G. Nelson, Chairman

Re: Trust Account No. [•]

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Navios Maritime Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of [•], 2008 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Certificate of Incorporation, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein without definitions shall have the respective meanings assigned to such terms in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. The Company has appointed [________________________] to serve as its designated paying agent (the “Designated Paying Agent”); accordingly, you will notify the Company and the Designated Paying Agent in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the “Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Angeliki Frangou, Chief Executive Officer and Chairman

cc:	J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.

EXHIBIT C

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

[Insert date]

Continental Stock Transfer

    & Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank Di Paolo and Cynthia Jordan

Re: Trust Account No. [•]

Gentlemen:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Navios Maritime Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2008 (the “Trust Agreement”), this is to advise you that the Company hereby requests that you deliver to the Company $[•] of the income earned on the Property (as defined in the Trust Agreement) as of the date hereof. The Company needs such funds to pay for the income tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Angeliki Frangou, Chief Executive Officer and Chairman

cc:	J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.

EXHIBIT D

Navios Maritime Acquisition Corporation

85 Akti Miaouli Street

Piraeus, Greece 185 38

[Insert date]

Continental Stock Transfer

    & Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank Di Paolo and Cynthia Jordan

 Re: Trust Account No. [•]

Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Navios Maritime Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of [•], 2008 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[•] of the income earned as of the date hereof, which does not exceed, in the aggregate, with all such prior disbursements pursuant to Section 2(b), if any, the maximum amount set forth in Section 2(b). The Company needs such funds to pay its expenses relating to investigating and selecting a target business and other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

NAVIOS MARITIME ACQUISITION CORPORATION

By:
Angeliki Frangou, Chief Executive Officer and Chairman

cc:	J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.

EXHIBIT E

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED TELEPHONE NUMBER(S)

Company:

Navios Maritime Acquisition Corporation 85 Akti Miaouli Street Piraeus, Greece 185 38 Attn: Angeliki Frangou	30-210-459-5000

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Frank Di Paolo, CFO	(212) 845-3270

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